EXHIBIT 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS

                             -------------------


To the Stockholders and Board of
  Directors of SofTech, Inc.:


      We consent to the incorporation by reference in the Registration Statements of SofTech, Inc. on Form S-8 (File No.'s 2-82554, 33-5782, and 33-80746) of our reports dated July 26, 1995, on our audits of the consolidated financial statements and financial statement schedule of SofTech, Inc. as of May 31, 1995 and 1994, and for the three years in the period ended May 31, 1995, which reports are included, or incorporated by reference, in this Annual Report on Form 10-K.




Boston, Massachusetts                  /s/ COOPERS & LYBRAND L.L.P.
August 25, 1995


























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